OBJECTSOFT CORPORATION







To the Stockholders of ObjectSoft Corporation:



        The Notice of Annual Meeting of Stockholders of ObjectSoft Corporation (the "Company") to be held on May 14, 1997, and the related proxy materials, inadvertently identified May 14, 1997 as a Thursday. Please be advised that the Annual Meeting is scheduled to be held as scheduled May 14, 1997 at 10:00 a.m., which is a WEDNESDAY, at the offices of the Company at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601.



April 18, 1997